UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
___________

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 19, 2023

TANGER FACTORY OUTLET CENTERS, INC.
TANGER PROPERTIES LIMITED PARTNERSHIP
_________________________________________
(Exact name of registrant as specified in its charter)

North Carolina	1-11986	56-1815473
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3200 Northline Avenue, Suite 360, Greensboro, NC 27408
(Address of principal executive offices)
(336) 292-3010
(Registrant’s telephone number, including area code)

N/A
(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, $0.01 par value	SKT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On May 19, 2023, Tanger Factory Outlet Centers, Inc. (the “Company”) held its Annual Meeting of Shareholders (the "Annual Meeting"). At the Annual Meeting, the shareholders of the Company approved an amendment and restatement of the Amended and Restated Incentive Award Plan to effect certain changes to the existing plan, including:
–Increase the number of shares authorized for issuance under the plan from 18.7 million shares to 21.3 million shares;
–Extend the term of the plan by an additional ten years;

–Permit the satisfaction of tax withholding obligations relating to equity awards under the plan through the withholding or repurchase of shares with a fair market value on the date of withholding or repurchase based on up to the maximum statutory withholding rates in the applicable jurisdictions; and

–Streamline certain provisions that were related to compliance with the performance-based compensation exception under Section 162(m) of the Internal Revenue Code of 1986, as amended, reflecting the repeal of that exception under the Tax Cuts and Jobs Act of 2017 (including, without limitation, the removal of certain limits on awards granted to any individual in any calendar year).

The amendment and restatement of the Amended and Restated Incentive Award Plan was previously approved, subject to shareholder approval, by the Board of Directors of the Company. The foregoing description of the Amended and Restated Incentive Award Plan and the amendment and restatement thereto is qualified in its entirety by reference to the Amended and Restated Incentive Award Plan, which was filed as Appendix B to the Company's definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on April 6, 2023 (the “Definitive Proxy Statement”), as well as the supplement to such Definitive Proxy Statement which was filed with the SEC on May 8, 2023, and which are incorporated herein by reference. In addition, a description of the material terms of the Amended and Restated Incentive Award Plan was included in Proposal 3 of the Company's Definitive Proxy Statement.

Item 5.07	Submission of Matters to Vote of Security Holders.
On May 19, 2023, the Company held its 2023 Annual Meeting. The first matter on which the common shareholders voted was the election of nine directors to serve until the next Annual Meeting of Shareholders. The results of the voting are as shown below:

Nominees	Votes For	Votes Against	Abstain	Broker Non-Votes
Jeffrey B. Citrin	77,398,258	552,010	71,974	14,651,641
David B. Henry	76,000,288	1,945,640	76,314	14,651,641
Sandeep L. Mathrani	52,342,710	25,610,128	69,404	14,651,641
Thomas J. Reddin	74,728,003	3,219,947	74,292	14,651,641
Bridget M. Ryan-Berman	75,757,263	2,193,719	71,260	14,651,641
Susan E. Skerritt	76,768,418	1,185,983	67,841	14,651,641
Steven B. Tanger	76,787,997	1,169,958	64,287	14,651,641
Luis A. Ubiñas	61,822,287	16,132,456	67,499	14,651,641
Stephen J. Yalof	77,494,124	462,031	66,087	14,651,641
The second matter on which the common shareholders voted was the ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
91,937,461	585,679	150,743	—
The third matter on which the common shareholders voted was the approval of the amendment and restatement of the Incentive Award Plan. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
70,666,350	7,126,869	226,023	14,651,641

The fourth matter on which the common shareholders voted was the approval, on an advisory (non-binding) basis, of named executive officer compensation. The results of the voting are as shown below:

Votes For	Votes Against	Abstain	Broker Non-Votes
74,885,128	2,849,706	287,408	14,651,641
The fifth matter on which the common shareholders voted was an advisory vote on the frequency of future advisory votes on named executive compensation. The results of the voting are as shown below:

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
75,353,371	182,606	2,269,329	216,936	14,651,641
Based on the foregoing votes, each of the nominees named above was elected as a director, and matters two through four were approved.
The Company’s shareholders approved, on an advisory basis, “one year” as the frequency for holding an advisory vote on the compensation of the Company’s named executive officers. Consistent with the recommendation of the Board of Directors of the Company as set forth in the Company’s proxy statement filed with the SEC on April 6, 2023 and in light of the vote of the Company’s shareholders on this proposal at the Annual Meeting, the Company has determined to hold the advisory vote on the compensation of the Company’s named executive officers every year. The Company intends to continue holding such vote annually until the next advisory vote on the frequency of future advisory votes on the compensation of the Company’s named executive officers is submitted to the shareholders.

Item 8.01	Other Events.
On May 19, 2023, the Company's Board of Directors (the "Board") authorized the repurchase of up to $100 million of the Company's outstanding common shares through May 31, 2025. This replaces the current repurchase authorization for approximately $80 million that was set to expire on May 31, 2023.

The Company maintains the share repurchase program, originally authorized in May 2017, alongside an At the Market (“ATM”) equity program, originally authorized in February 2021.

The share repurchase plan does not obligate the Company to repurchase any particular amount of common shares and may be modified, extended, suspended, or discontinued at any time. The repurchase plan will be subject to applicable federal securities laws. The Company may structure any open market purchases under the plan to occur within pricing and volume requirements of Rule 10b-18 and may, from time to time, enter into Rule 10b5-1 plans to facilitate the repurchase of its shares under this authorization.

Safe Harbor Statement

This Current Report on Form 8-K (this “Current Report”) contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “will,” “forecast” or similar expressions, and include the Company’s expectations regarding future share repurchases and future advisory votes on the compensation of the Company's named executive officers.

You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other important factors which are, in some cases, beyond our control and which could materially affect our actual results, performance or achievements. Important factors which may cause actual results to differ materially from current expectations include, but are not limited to: our inability to develop new outlet centers or expand existing outlet centers successfully; risks related to the economic performance and market value of our outlet centers; the relative illiquidity of real property investments; impairment charges affecting our properties; our dispositions of assets may not achieve anticipated results; competition for the acquisition and development of outlet centers, and our inability to complete outlet centers we have identified; environmental regulations affecting our business; risks associated with possible terrorist activity or other acts or threats of violence and threats to public safety; risks related to the impact of the COVID-19 pandemic and macroeconomic conditions, including rising interest rates and inflation, on our tenants and on our business, financial condition, liquidity, results of operations and compliance with debt covenants; our dependence on rental income from real property; our dependence on the results of operations of our retailers and their bankruptcy, early termination or closing could adversely affect us; the fact that certain of our properties are subject to ownership interests held by third parties, whose interests may conflict with ours; risks related to climate change; increased costs and reputational harm associated with the increased focus on environmental, sustainability and social initiatives; risks related to uninsured losses; the risk that consumer, travel, shopping and spending habits may change; risks associated with our Canadian investments; risks associated with attracting and retaining key personnel; risks associated with debt financing; risks associated with our guarantees of debt for, or other support we may provide to, joint venture properties; the effectiveness of our interest rate hedging arrangements; uncertainty relating to the potential phasing out of LIBOR; our potential failure to qualify as a REIT; our legal obligation to make distributions to our shareholders; legislative or regulatory actions that could adversely affect our shareholders, including the recent changes in the U.S. federal income taxation of U.S. businesses; our dependence on distributions from the Operating Partnership to meet our financial obligations, including dividends; the risk of a cyber-attack or an act of cyber-terrorism and other important factors set forth under Item 1A - “Risk Factors” in the Company’s and the Operating Partnership’s Annual Report on Form 10-K for the year ended December 31, 2022, as may be updated or supplemented in the Company’s Quarterly Reports on Form 10-Q and the Company’s other filings with the SEC. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes or related subjects in the Company’s Current Reports on Form 8-K that the Company files with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2023

TANGER FACTORY OUTLET CENTERS, INC.

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer, Chief Investment Officer and Secretary (Principal Financial Officer)

TANGER PROPERTIES LIMITED PARTNERSHIP

By:	TANGER FACTORY OUTLET CENTERS, INC., its sole general partner

By:	/s/ Michael J. Bilerman
Michael J. Bilerman
Executive Vice President, Chief Financial Officer, Chief Investment Officer and Secretary (Principal Financial Officer)